MORGAN STANLEY DEAN WITTER INSTITUTIONAL FUND, INC.
Rule 10f-3 Transactions (Purchase of Securities by Portfolio From an Underwriting Syndicate in which an Affiliate is a Member)
May 1, 2000 - June 30, 2000

<S)

Portfolio	Date of 			Shares	Price/	Total	 % of Offering  Underwriter or Dealer
 (Buyer)	Offering Security		 /Par 	Share	Value	   Purchased	from Whom Purchased

Asian Equity
		06/15/00 China Unicom Limited	91,800 	$19.99 	$1,835,082	0.04%	Jardine Fleming

Emerging Markets
		06/15/00 China Unicom Limited	969,000 $19.99 $19,370,310	0.41%	Jardine Fleming
		06/19/00 Telmex			53,400 	$53.25 	$2,843,550 	0.19%	Salomon Smith Barney

Equity Growth
		06/16/00 ASM Lithography	88,300 	$38.15 	$3,368,645 	0.15%	Goldman Sachs
		06/26/00 Stratos Lightwave	24,300 	$21.00 	$510,300   	0.28%	Piper Jaffrey
		06/27/00 Genuity 		200 	$11.00 	$2,200	   	0.00%	ABN Amro
		06/27/00 Genuity 		1,100 	$11.00 	$12,100    	0.00%	Warburg Dillon Reed
		06/27/00 Genuity 		3,300 	$11.00 	$36,300    	0.00%	Williams Capital
		06/27/00 Genuity 		143,800 $11.00 	$1,581,800 	0.08%	Salomon Smith Barney
		06/28/00 Capstone Turbine	14,900 	$16.00 	$238,400   	0.16%	Merrill Lynch

Focus Equity
		06/26/00 Stratos Lightwave	2,800 	$21.00 	$58,800 	0.03%	Lehman

Latin American
		06/19/00 Telmex			4,900 	$53.25 	$260,925   	0.02%	Salomon Smith Barney

Small Company Growth
		06/08/00 Community Health Sys	43,000 	$13.00 	$559,000 	0.23%	Merrill Lynch,
            Montgomery Securities, Hambrecht &
											 Quist, CS First Boston,
											 Goldman Sachs
		06/26/00 Stratos Lightwave	2,700 	$21.00 	$56,700 	0.03%	Lehman
		06/27/00 Genuity		100 	$11.00 	$1,100 		0.00%	ABN Amro
		06/27/00 Genuity		300 	$11.00 	$3,300 		0.00%	Warburg Dillon Reed
		06/27/00 Genuity		900 	$11.00 	$9,900 		0.00%	Williams Capital
		06/27/00 Genuity		40,600 	$11.00 	$446,600 	0.02%	Salomon Smith Barney
		06/28/00 Capstone Turbine	1,700 	$16.00 	$27,200 	0.02%	Goldman Sachs

Technology
		06/16/00 ASM Lithography	34,200 	$38.15 	$1,304,730 	0.06%	Merrill Lynch
		06/26/00 Stratos Lightwave	2,500 	$21.00 	$52,500 	0.03%	Lehman
		06/27/00 Genuity		100 	$11.00 	$1,100 		0.00%	ABN Amro
		06/27/00 Genuity		600 	$11.00 	$6,600 		0.00%	Warburg Dillon Reed
		06/27/00 Genuity		1,700 	$11.00 	$18,700 	0.00%	Williams Capital
		06/27/00 Genuity		16,500 	$11.00 	$181,500 	0.01%	Hambrecht & Quist
		06/27/00 Genuity		28,700 	$11.00 	$315,700 	0.02%	JP Morgan Securities
		06/27/00 Genuity		30,000 	$11.00 	$330,000 	0.02%	CS First Boston
		06/28/00 Capstone Turbine	1,600 	$16.00 	$25,600 	0.02%	Merrill Lynch
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*   All transactions were completed in accordance with Rule 10f-3 and
    Board-approved Rule 10f-3 procedures.